SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): January 15, 1999


                          MIRAVANT MEDICAL TECHNOLOGIES
             (Exact name of registrant as specified in its charter)



     Delaware                         0-25544               77-0222872
 (State or other jurisdiction of    (Commission     (IRS Employer Identification
  incorporation)                    File Number)                  Number)
                       ----------------------------------

                              7408 Hollister Avenue
                         Santa Barbara, California 93117
               (Address of principal executive offices) (Zip Code)
------------------------------------------------------------------------


Registrant's telephone number,  including area code: (805) 685-9880


                N/A
(Former Name or Former Address, if Changed Since Last Report)




ITEM 5.  Other Events

     On January 15, 1999, Miravant Medical Technologies ("Miravant"), Pharmacia & Upjohn, Inc. and Pharmacia & Upjohn S.p.A. which involve these entities and certain other wholly owned subsidiaries (collectively "P&U, Inc.") entered into an Equity Investment Agreement (the "Equity Investment Agreement") pursuant to which P&U, Inc. will purchase from Miravant 1,136,533 shares of Common Stock, par value $.01 per share, of Miravant (the "Common Stock") for an aggregate purchase price of $19 million. The price of $16.71 per share includes a premium of approximately 20% over the ten (10) day average per share closing price of the Common Stock through January 14, 1999, the last trading day prior to the date of the Equity Investment Agreement. The Equity Investment Agreement contemplates that Miravant and certain wholly owned subsidiaries of P&U, Inc., a global, innovation-driven pharmaceutical and health care company, will enter into certain other agreements, including a Credit Agreement (the "Credit Agreement") in the form attached as an exhibit to the Equity Investment Agreement, pursuant to which, among other things, a wholly owned subsidiary of P&U, Inc. will extend to Miravant up to $22,500,000 in credit to be used to support Miravant's ophthalmology program as well as for general corporate purposes. In connection with the extension of this credit, P&U, Inc. or its wholly owned subsidiaries will receive a total of up to 360,000 warrants to purchase Common Stock of Miravant. The exercise price of each warrant will be equal to 140% of the average of the closing prices of the Common Stock for the ten (10) trading days immediately preceding the borrowing request for the related loan. Additionally, Miravant and Pharmacia & Upjohn AB ("P&U AB") a wholly owned subsidiary of P&U, Inc., will amend their existing ophthalmology development and license agreement. The closing of the Equity Investment Agreement and related transactions are subject to the satisfaction or waiver of certain conditions, including but not limited to the termination or expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The Equity Investment Agreement and the exhibits thereto have been filed as exhibits to this Report and are incorporated herein by reference. The following description of the Equity Investment Agreement and the other agreements to be entered into in connection therewith is qualified in its entirety by reference to such exhibits.


THE EQUITY INVESTMENT AGREEMENT

     Under the Equity Investment Agreement, P&U, Inc. will purchase from Miravant 1,136,533 shares of Common Stock for an aggregate purchase price of $19 million. Prior to the earliest of (i) the occurrence of an Event of Default (as defined in the Credit Agreement), (ii) the commencement of a tender offer by any person or entity, other than P&U, Inc. or any of its wholly owned subsidiaries, for shares of Common Stock, or (iii) July 1, 2000, unless specifically requested in advance by Miravant's Board of Directors, neither P&U, Inc. nor any of its affiliates will, and P&U, Inc. and its affiliates will not assist or encourage others (including by providing financing) to, directly or indirectly, acquire or agree, offer, seek or propose to acquire ownership of any securities issued by Miravant (including but not limited to beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934)) or enter into any discussions, negotiations, arrangements or understandings with any person with respect to any of the foregoing; however that such provision shall not prohibit (i) the acquisition by P&U, Inc. and its affiliates of a number of shares of Common Stock which, taken together with the number of shares of Common Stock held by the wholly owned subsidiary of P&U, Inc. as lender (the "Lender") under the Credit Agreement, and its affiliates as of the date of such acquisition, does not exceed 25% of the outstanding Common Stock, (ii) the acquisition by P&U, Inc. or its affiliates of shares of Common Stock pursuant to the Credit Agreement or upon exercise of any Warrants (as defined in the Credit Agreement), or (iii) the acquisition by P&U, Inc. or its affiliates of promissory notes or any other securities pursuant to the Credit Documents (as defined in the Credit Agreement).

     The Equity Investment Agreement will terminate certain provisions of the existing Restated and Amended Development and License Agreement for SnET2 in oncology and urology between Miravant and P&U S.p.A., which would require P&U S.p.A. to make certain reimbursements of development costs to Miravant and provides for the amendment of the Amended And Restated Ophthalmology Development & License Agreement as described below.

     Pursuant to the Registration Rights Agreement attached as an exhibit to the Equity Investment Agreement, P&U S.p.A. will be granted certain "piggyback" and demand registration rights, for up to three registration statements, with respect to the shares of Common Stock acquired under the Equity Investment Agreement.


THE AMENDING AGREEMENT AND THE CARDIOVASCULAR RIGHT OF FIRST NEGOTIATION

     The Equity Investment Agreement contemplates that Miravant and P&U AB will enter into an Amended and Restated Ophthalmology Development and License Agreement in the form attached as an exhibit to the Equity Investment Agreement (the "Amending Agreement"). Pursuant to the Amending Agreement, P&U AB will assume control of the clinical and regulatory aspects of the joint ophthalmic programs of Miravant and P&U AB, including the PhotoPoint(TM) drug SnET2 (tin ethyl etiopurpurin) which is in Phase III clinical trials for age-related macular degeneration ("AMD"). P&U AB will also assume responsibility for the manufacturing scale-up of SnET2 to commercial levels. The Amending Agreement will amend the agreement executed in July 1995 and subsequently amended, pursuant to which Miravant and P&U AB agreed to co-develop, market and distribute SnET2 for indications in ophthalmology. The Amending Agreement will terminate certain provisions of such agreement which would require P&U AB to make certain milestone payments to Miravant for AMD and will require Miravant to account for the costs to be borne by P&U AB in respect of its additional clinical and regulatory responsibilities under the Amending Agreement and liquidity to be provided pursuant to the Credit Agreement from future royalties.

     On January 15, 1999, Miravant and P&U, Inc. entered into a letter agreement (the "Cardiovascular Right of First Negotiation") which provides that if Miravant develops SnET2 in the field of cardiovascular medicine (the "Field"), P&U, Inc. or its subsidiaries will have a right of first negotiation to acquire exclusive marketing rights to SnET2 in the Field. Miravant and P&U, Inc. will contemplate conducting a feasibility evaluation concerning SnET2 in the Field. If a definitive agreement is executed by the parties in the Field, P&U, Inc. will have a right of first negotiation for other drug compounds in the Field.


THE CREDIT AGREEMENT

     The Equity Investment Agreement contemplates that Miravant and the Lender will enter into the Credit Agreement pursuant to which the Lender will agree to extend to Miravant, for use in support of Miravant's ophthalmology program and for general corporate purposes, an aggregate amount not to exceed $22,500,000, in the form of up to six quarterly term loans.

     Loans. If requested by Miravant not more than once in each quarter, the Lender will make a term loan (each, a "Loan") in a principal amount not to exceed the Maximum Quarterly Amount. "Maximum Quarterly Amount" means, (i) for the quarter comprising January, February and March, 1999, $3,750,000, and (ii) for any other quarter (the "Reference Quarter"), the sum of $3,750,000 plus either (A) if and only if no Loan was made in the quarter immediately preceding the Reference Quarter or the principal amount of the Loan made in the quarter immediately preceding the Reference Quarter was less than $3,750,000, then the amount equal to the amount by which $3,750,000 exceeds the principal amount of the Loan, if any, made in the quarter immediately preceding the Reference Quarter, or (B) if and only if the principal amount of the Loan made in the quarter immediately preceding the Reference Quarter was equal to or greater than $3,750,000, then zero.

     Warrants. Miravant will issue to P&U, Inc. or one of its wholly owned subsidiaries, in respect of each $62.50 in principal amount of loans extended under the Credit Agreement, one warrant to purchase one share of Common Stock having the terms set forth in the Warrant Agreement attached as an exhibit to the Equity Investment Agreement. If Miravant borrows the full $22,500,000 available under the Credit Agreement, P &U, Inc. or one of its wholly owned subsidiaries will acquire a total of 360,000 warrants. The exercise price of each warrant will be equal to 140% of the average of the closing prices of the Common Stock for the ten (10) trading days immediately preceding the borrowing request for the related loan. The warrants also contain a provision whereby if and only if the average of the closing prices of the Common Stock for the thirty
(30) trading days immediately preceding a particular date exceeds the exercise price of one or more warrants, Miravant shall be entitled to cause the holder of such warrants to exercise all of the related warrants. The warrants will expire on the fifth anniversary of the first borrowing made pursuant to the Credit Agreement.

     Interest. Each Loan shall bear interest at a rate per annum equal to the prime commercial loan rate from time to time publicly announced by Citibank, N.A. in the City of New York (the "Base Rate"), which rate shall change as and when the Base Rate changes. Interest is payable quarterly in arrears and interest due prior to January 1, 2001 shall be payable by a promissory note (an "Interest Note") evidencing an additional loan made pursuant to the Credit Agreement, having a principal amount equal to the amount of such interest, and bearing interest at the Base Rate. Interest due subsequent to December 31, 2000 shall be payable only in cash; provided that if and only if EBITDA (as defined in the Credit Agreement) for the calendar quarter does not exceed the amount of interest due, then, subject to the next sentence, such interest shall be payable by an Interest Note. Miravant shall not be entitled to pay interest on Loans by an Interest Note in respect of interest payable on any of the four quarters immediately following the closing of a primary offering or sale of securities in which the net available proceeds to Miravant from such offering or sale equals or exceeds $5,000,000.

     Repayment. The aggregate outstanding principal of the Loans shall be repaid in full, together with any accrued interest, not later than the fifth anniversary of the borrowing date for the first Loan made pursuant to the Credit Agreement (the "Maturity Date"). Repaid Loans may not be reborrowed. On the Maturity Date, the Borrower may, at its option, repay all or a portion of the principal, together with any accrued interest, by delivering to the Lender, among other things, (i) shares of Common Stock (the "Repayment Shares") equal to the product of (A) the portion of the aggregate principal of the Loans to be repaid, together with accrued interest (the "Share Repayment Amount"), divided by (B) the average of the closing prices of the Common Stock for the ten (10) trading days immediately preceding the Maturity Date; and (ii) funds equal to the difference of (A) the aggregate principal amount of the Loans, together with accrued interest, minus (B) the Share Repayment Amount.

     Prepayment. Miravant may prepay portions of the Loans in aggregate principal amounts of $1,000,000 or integral multiples of $100,000 in excess thereof, together with accrued interest on the principal of the Loans being repaid. Miravant will be obligated to apply to prepayment of the Loans a portion of the net available proceeds to Miravant from any asset disposition (subject to certain exceptions), a portion of the net available proceeds to Miravant from any offering or sale of securities, and a portion of the amount by which EBITDA in any calendar quarter exceeds a specified amount.

     Negative Covenants. The Credit Agreement will restrict, and in certain cases prohibit, Miravant and its subsidiaries from taking certain actions or entering into certain designated transactions including, but not limited to, mergers, consolidations or share exchanges, acquiring or disposing of any of their assets, incurring or assuming certain indebtedness, declaring dividends or purchasing, acquiring, redeeming or retiring capital stock or other securities, entering into sale and leaseback transactions and entering into any transaction with any affiliate or related person of Miravant or any of its subsidiaries. In addition, the Credit Agreement will restrict Miravant and its subsidiaries from amending, modifying or waiving any provision of the License Agreement, effective July 1, 1989, between the University of Toledo, the Medical College of Ohio, St. Vincent Medical Center and Miravant or the Development and Distribution Agreement, dated May 28, 1996, between Iridex Corporation and Miravant.

     Affirmative and Financial Covenants. The Credit Agreement will require that Miravant meet certain affirmative and financial conditions, including, but not limited to, specified levels of Shareholders' Equity (as defined in the Credit Agreement), the maintenance of designated financial ratios, limits on Operating Losses (as defined in the Credit Agreement) in years 1999 and 2000, and minimum spending requirements for Ophthalmology expenses (as defined in the Credit Agreement) in years 1999 and 2000.

     Events of Default. The Credit Agreement will provide that if one or more of the Events of Default, specified therein, then, and at any time during the continuance of such Event of Default, the Lender may, by written notice to Miravant, declare any Loans then outstanding to be due, whereupon the principal of the loans made under the Credit Agreement so declared to be due, together with accrued interest thereon and any unpaid amounts accrued under the Credit Documents, shall become forthwith due.

     In addition to those occurrences which customarily constitute events of default under loan agreements, the Credit Agreement also provides that there will be an Event of Default if (j) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended), other than the Lender and its affiliates and other than any person or group of persons which has beneficial ownership of 5% or more of the outstanding shares of Common Stock as of the date of the Credit Agreement, shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 19.9% or more of the outstanding shares of Common Stock; or, during any period of 24 consecutive calendar months, individuals who were directors of Miravant on the first day of such period shall cease to constitute a majority of the board of directors of Miravant.

     Security. The payment and performance of Miravant's obligations under the Credit Agreement will be secured by the Miravant's grant to the Lender of a security interest in and to substantially all of Miravant's real and personal property.


Item 7. Exhibits


Exhibit
Number                                      Exhibit

10.1 Equity Investment Agreement dated January 15, 1999 between the Registrant and Pharmacia & Upjohn, Inc., and Pharmacia & Upjohn, S.p.A.

10.2     Credit Agreement between the Registrant and the Lender.

10.3     Warrant Agreement between the Registrant and Pharmacia & Upjohn, Inc.

10.4     Security Agreement between the Registrant and the Secured Party.

10.5 Registration Rights Agreement between the Registrant and Pharmacia & Upjohn, Inc.

10.6 Amended and Restated Ophthalmology Development & License Agreement between the Registrant and Pharmacia & Upjohn AB.

10.7 Cardiovascular Right of First Negotiation between the Registrant and Pharmacia & Upjohn, Inc.









                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                          MIRAVANT MEDICAL TECHNOLOGIES


                                By:/s/John M. Philpott
                                --------------------------------------
                                      John M. Philpott
                                      Chief Financial Officer

Date:    January 22, 1999





                                INDEX TO EXHIBITS


Exhibit
Number                                      Exhibit

10.1 Equity Investment Agreement dated January 15, 1999 between the Registrant and Pharmacia & Upjohn, Inc., and Pharmacia & Upjohn, S.p.A.

10.2     Credit Agreement between the Registrant and the Lender.

10.3     Warrant Agreement between the Registrant and Pharmacia & Upjohn, Inc.

10.4     Security Agreement between the Registrant and the Secured Party.

10.5 Registration Rights Agreement between the Registrant and Pharmacia & Upjohn, Inc.

10.6 Amended and Restated Ophthalmology Development & License Agreement between the Registrant and Pharmacia & Upjohn AB.

10.7 Cardiovascular Right of First Negotiation between the Registrant and Pharmacia & Upjohn, Inc.